SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DISPATCH AUTO PARTS, INC.
(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation or organization)	20-4200300 (I.R.S. Employer Identification No.)

391 Hua Yu Lane, Dong Xin Street
Xi'an, Shaanxi Province, P.R.China
 (Address of principal executive offices)

The 2007 Benefit Plan of Dispatch Auto Parts, Inc.
(Full title of the plan)

Greentree Financial Group, Inc.
7951 SW 6th Street, Suite 216, Plantation, FL  33324
(Name, address, including zip code, of agent for service)

Telephone number for Issuer:  (954) 424-2345

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amounts to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, 0.001 par value	5,000,000	$0.68	$3,400,000	$430.78

(1)
Bona fide estimate of maximum offering price solely for calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, based on the average bid and asked price of the registrant's common stock as of July 13, 2007, a date within five business days prior to the date of filing of this registration statement.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan described herein.

2007 Benefit Plan of Dispatch Auto Parts, Inc.
Cross-Reference Sheet Pursuant to Rule 404(a)

    Cross-reference between items of Part I of Form S-8 and the Section 10(a) Prospectus that will be delivered to each employee, consultant, or director who participates in the Plan.

Registration Statement Item Numbers and Headings                                  Prospectus Heading

1.         Plan Information                                                                          Section 10(a) Prospectus

2.         Registrant Information and                                                           Section 10(a) Prospectus
Employee Plan Annual Information

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

The following documents filed by Dispatch Auto Parts Inc., a Florida corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:

1.           The Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2006.

2.           All reports filed by the Company with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year ended June 30, 2006.

Prior to the filing, if any, of a post-effective amendment that indicates that all securities covered by this Registration Statement have been sold or that de-registers all such securities then remaining unsold, all reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Item 4.  Description of Securities

The common stock of the Company being registered pursuant to this Registration Statement is part of a class of securities registered under Section 12 of the Exchange Act.  The securities are described in the Form 10-SB Registration Statement filed on February 22, 2006 under the Securities Act of 1934, as amended (the "Securities Act"), including any amendment or report filed for the purpose of updating such description.

Item 5. Interests of Named Experts and Counsel

 No expert is named as preparing or certifying all or part of the registration statement to which this prospectus pertains, and no counsel for the Company who is named in this prospectus as having given an opinion on the validity of the securities being offered hereby was hired on a contingent basis or has or is to receive, in connection with this offering, a substantial interest, direct or indirect, in the Company.

Item 6. Indemnification of Directors and Officers

Under Florida law, a corporation may indemnify its officers, directors, employees and agents under certain circumstances, including indemnification of such persons against liability under the Securities Act of 1933, as amended. Those circumstances include that an officer, director, employee or agent may be indemnified if the person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A true and correct copy of Section 850 (1) of Chapter 607 of the Florida Statutes, that addresses indemnification of officers, directors, employees and agents is attached hereto as Exhibit 99.1.

      Article IX of the Articles of Incorporation of First New York Investments, Inc., now known as Dispatch Auto Parts Inc. provides that the corporation shall indemnify its directors, officers, employees, and agents to the fullest extent permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling an issuer pursuant to the foregoing provisions, the opinion of the Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

The effect of indemnification may be to limit the rights of the Company and its stockholders (through stockholders’ derivative suits on behalf of Dispatch Auto Parts, Inc.) to recover monetary damages and expenses against a director for breach of fiduciary duty.

Item 7.   Exemption from Registration Claimed

   No restricted securities are being re-offered or resold pursuant to this registration statement.

Item 8. Exhibits.

 The exhibits attached to this Registration Statement are listed in the Exhibit Index, which is found on page 7.

Item 9.  Undertakings

(a)           The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2)           To treat, for the purpose of determining any liability under the Securities Act, each such post-effective amendment as a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on July 13, 2007.

Dispatch Auto Parts, Inc.

By: /s/ Liu, Sheng Li
                                                                              Liu, Sheng Li, as President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Ma, Shun Cheng	Director	July 13, 2007
Ma, Shun Cheng

/s/ Tian, Wei	Director	July 13, 2007
Tian, Wei

/s/ Ding, Hong Mei	Director	July 13, 2007
Ding, Hong Mei

/s/ Lu, Wei Sheng	Director	July 13, 2007
Lu, Wei Sheng

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

EXHIBITS

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DISPATCH AUTO PARTS, INC.
(a Florida corporation)

INDEX TO EXHIBITS

         Exhibit No.       Title

5.1	Legal opinion of Jared P. Febbroriello, Esq. LL.M.

10.2	2007 Stock Benefit Plan of the Company

23.1	Consent of Jared P. Febbroriello, Esq. LL.M. (included in Exhibit 5.1)

23.2	Consents of Rotenberg & Co., LLP

99	Section 10(a) prospectus of Dispatch Auto Parts Inc.

99.1	Section 850(1) of Chapter 607 of the Florida Statutes addressing indemnification